  As filed with the Securities and Exchange Commission on September 16, 1997.
                                                 Registration No. 333-__________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                        CBT GROUP PUBLIC LIMITED COMPANY

             (Exact Name of Registrant as Specified in Its Charter)


      REPUBLIC OF IRELAND                               NONE
(State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                             BEECH HILL, CLONSKEAGH
                                    DUBLIN 4
                                    IRELAND
                    (Address of Principal Executive Offices)


                                 CBT GROUP PLC
                             1994 SHARE OPTION PLAN
                            (Full Title of the Plan)

                               Gregory M. Priest
                   Vice President and Chief Financial Officer
                                 CBT GROUP PLC
                              1005 Hamilton Court
                              Menlo Park, CA 94025
                    (Name and Address of Agent for Service)


                                 (650) 614-5900
         (Telephone Number, Including Area Code, of Agent for Service)

                            -----------------------

                                    Copy to:

                              Alan K. Austin, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                              Palo Alto, CA  94304

                            -----------------------

                        CALCULATION OF REGISTRATION FEE


=========================================================================================================
                                                        Proposed          Proposed
                                          Amount         Maximum          Maximum
                                           to be      Offering Price      Aggregate        Amount of
Title of Securities to be Registered     Registered     Per Share      Offering Price    Registration Fee
---------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal value IR37.5p
 per share(1)

-   Ordinary Shares Reserved Under the     929,810(2)   $68.31(3)        $63,515,321(3)        $19,248.00
    1994 Share Option Plan

Total                                                                                          $19,248.00
========================================================================================================

(1) On May 15, 1996, the Registrant effected a two-for-one split of its outstanding American Depositary Shares ("ADSs") whereby each issued and outstanding ADS would represent one-half of one Ordinary Share.

(2) Represents the total number of ADSs which may be issued in connection with the exercise of options to purchase 464,905 Ordinary Shares of the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), calculated on the basis of $68.31, which amount represents the average of the high and low prices for the Registrant's ADSs as reported on the Nasdaq National Market on September 11, 1997.

     The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registrant's previously filed Registration Statements on Form S-8 (File Nos. 33-94300 and 333-06409).

     The following Exhibits are submitted as part of the Registration Statement:


     Exhibit Number     Description
     --------------     -----------
          5.1           Opinion of counsel as to the legality of the securities
                        being registered.

         23.1           Consent of independent accountants.


         23.2           Consent of counsel (contained in Exhibit 5.1).

         24.1           Power of Attorney (see page 3 of this Registration
                        Statement).

                                   SIGNATURES


Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 16 day of September, 1997.



                                    CBT GROUP PUBLIC LIMITED COMPANY

                                    /s/ GREGORY M. PRIEST
                                    --------------------------------
                                    Gregory M. Priest,
                                    Vice President, Finance and Chief
                                    Financial Officer


                               POWER OF ATTORNEY



KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Buckley and Gregory M. Priest jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.


Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.



SIGNATURE                                        TITLE                               DATE
---------                                        -----                               ----

/s/ WILLIAM G. MCCABE              Chairman of the Board                       September 16, 1997
-------------------------
William G. McCabe


/s/ JAMES J. BUCKLEY               President, Chief Executive Officer          September 16, 1997
-------------------------          (Principal Executive Officer) and
James J. Buckley                   Director

/s/ GREGORY M. PRIEST              Vice President, Finance, Chief Financial    September 16, 1997
-------------------------          Officer (Principal Financial Officer),
Gregory M. Priest                  Director and U.S. Representative

/s/ JOHN P. HAYES                  Group Financial Controller (Principal       September 16, 1997
-------------------------          Accounting Officer) and Director
John P. Hayes

/s/ JOHN M. GRILLOS                Director                                    September 16, 1997
-------------------------
John M. Grillos

/s/ PATRICK J. MCDONAGH            Director                                    September 16, 1997
-------------------------
Patrick J. McDonagh

                               INDEX TO EXHIBITS



     Exhibit Number     Description
     --------------     -----------
          5.1           Opinion of counsel as to the legality of the securities
                        being registered.

         23.1           Consent of independent accountants.


         23.2           Consent of counsel (contained in Exhibit 5.1).

         24.1           Power of Attorney (see page 3 of this Registration
                        Statement).